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Exhibit 4                            BYLAWS
                                       OF
                                 USIP.COM, INC.

                              (a Utah corporation)
                                     -------

                                    ARTICLE I

                                  SHAREHOLDERS

                  1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by
Section 16-10a-625 of the Utah Revised Business Corporation Act ("Revised Business Corporation Act") and by any other applicable provision of law, shall be signed by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. The signature of the officers upon a share certificate may be facsimile if the share certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a share certificate ceases to be an officer before the share certificate is issued, the share certificate may be issued by the corporation with the same effect as if the person were an officer at the date of its issue.

                  2. FRACTIONAL SHARES OR SCRIP. The corporation may: (a) issue fractions of a share or pay in money the value of fractions of a share; (b) arrange for disposition of fractional shares by the shareholders; or (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by Subsections 16-10a-625(2) and (3) and Section 16-10a-627 of the Revised Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scrip holders.

                  3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be


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deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

                  4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to be given notice of a shareholders' meeting, to determine shareholders entitled to take action without a meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

                  5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Revised Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                  6. SHAREHOLDER MEETINGS.

                  - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Revised Business Corporation Act confers the right to call a special meeting upon the shareholders.

                  - PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Utah as the directors shall from time to time fix.

                  - CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

                  - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall give notice to shareholders of the date, time, and place of each annual and special shareholder's meeting. Such notice shall be given no fewer than ten nor more than sixty days before the meeting date. Unless the Revised Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Revised


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Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Revised Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term "notice" as used in this paragraph shall mean notice as defined in Section 16-10a-103 of the Revised Business Corporation Act.

                  - SHAREHOLDERS' VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list must be arranged by voting group, and within each voting group by class or series of shares. The list must be alphabetical within each class or series of shares, and must show the address of, and number of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting and any meeting adjournments, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or a shareholder's agent or attorney is entitled on written demand to the corporation and, subject to the requirements of Subsections 16-10a-1602(3) and (7), and the provisions of Subsections 16-10a-1603(2) and (3) of the Revised Business Corporation Act, to inspect and copy the list, during regular business hours and during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment, for any purposes germane to the meeting.

                  - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

                  - PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact, or in any other manner prescribed by the provisions of Section 16-10a-722 of the Revised Business Corporation Act.

                  - SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by


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the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

                  - QUORUM. Unless the articles of incorporation or the Revised Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  - VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless the articles of incorporation or the Revised Business Corporation Act requires a greater number of affirmative votes.

                  - MEETINGS BY TELECOMMUNICATION. Any or all of the shareholders may participate in an annual or special meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

                  7. ACTION WITHOUT MEETING. Except as otherwise required by the Revised Business Corporation Act, and subject to the requirements of Section 16-10a-704 thereof, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting or vote if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Notwithstanding the foregoing provisions, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

                  2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Utah. The initial Board of Directors shall consist of 3 persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than 3 or more than 7. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of


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Directors. If not so fixed, the number shall be 4. The number of directors composing the Board of Directors shall never be less than three, except that before any shares are issued, the Board of Directors may consist of one or more individuals, and except that after shares are issued and for as long as the corporation has fewer than three shareholders entitled to vote for the election of directors, the Board of Directors may consist of a number of individuals equal to or greater than the number of those shareholders. After shares are issued, only the shareholders may change the range for the size of the Board of Directors or change from a fixed to a variable-range Board or vice versa.

                  3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. A director elected to fill a vacancy created other than by an increase in the number of directors shall be elected for the unexpired term of the director's predecessor in office, or for any lesser term which may be prescribed by the Board of Directors. If a director is elected to fill a vacancy created by reason of an increase in the number of directors, then the term of the director so elected expires at the next shareholders' meeting at which directors are elected, unless the vacancy is filled by a vote of the shareholders, in which case the term shall expire on the later of: (a) the next meeting of shareholders at which directors are elected; or (b) the term designated for the director at the time of the creation of the position being filled. Despite the expiration of a director's term, the director continues to serve until the election and qualification of a successor, or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  4.  MEETINGS.

                  - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  - PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Utah at such place as shall be fixed by the Board.

                  - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

                  - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Revised Business Corporation Act or by these Bylaws before or after the date and time of the meeting stated


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in the notice. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The term "notice" as used in this paragraph shall mean notice as defined in Section 16-10a-103 of the Revised Business Corporation Act.

                  - QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Revised Business Corporation Act or the articles of incorporation require the vote of a greater number of directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

                  - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

                  5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 16-10a-808 of the Revised Business Corporation Act.

                  6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of Section 16-10a-824 of the Revised Business Corporation Act. The provisions of Sections 16-10a-820 through 16-10a-824 of the Revised Business Corporation Act, which govern meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 16-10a-801 of the Revised Business Corporation Act except such authority as may not be delegated under the Revised Business Corporation Act.

                  7. ACTION WITHOUT MEETING. Action required or permitted by the Revised Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if all members of the Board consent to the action in writing, pursuant to the provisions of Section 16-10a-821 of the Revised Business Corporation Act.


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                                   ARTICLE III

                                    OFFICERS

                  The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

                  A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

                  Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors' and shareholders' meetings and other records and information required to be kept by the corporation under Section 16-10a-1601 of the Revised Business Corporation Act and for authenticating records of the corporation.

                  The Board of Directors may remove any officer at any time with or without cause.

                                   ARTICLE IV

                           REGISTERED OFFICE AND AGENT

                  The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

                                    ARTICLE V

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI

                                   FISCAL YEAR

                  The fiscal year of the corporation shall be fixed as a calendar year and shall be subject to change, by the Board of Directors.


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                                   ARTICLE VII

                               CONTROL OVER BYLAWS

                  The Board of Directors may amend these Bylaws at any time except to the extent that the articles of incorporation or the Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or in part. The shareholders may amend these Bylaws at any time even though the Bylaws may also be amended at any time by the Board of Directors. A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only in accordance with the provisions of Section 16-10a-1022 of the Revised Business Corporation Act. No provision of this Article shall be construed as purporting to negate the requirements of Section 16-10a-1021 of the Revised Business Corporation Act.

                  I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of USIP.Com, Inc., a corporation of the State of Utah, as in effect on the date hereof.

                  WITNESS my hand and the seal of the corporation.

Dated:  Jan. 31, 2000

                                                     /s/ Joseph J Passalaqua
                                                     -----------------------
                                                     Joseph J. Passalaqua
                                                     Secretary of USIP.Com, INC.


(SEAL)


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